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                                                                   Exhibit 14(b)


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus of the Galaxy VIP Columbia High Yield Fund II, Galaxy VIP Growth and Income Fund, Galaxy VIP Equity Fund and Galaxy VIP Columbia Real Estate Equity Fund II (four of the portfolios constituting the Galaxy VIP Fund) and "Financial Statements" and "Auditors" in the Galaxy VIP Fund Statement of Additional Information and to the incorporation by reference therein of our report dated February 8, 2002 with respect to those financial statements and financial highlights included in the Galaxy VIP Fund Annual Report dated December 31, 2001, which Prospectus, Statement of Additional Information, and report are incorporated by reference in the Combined Prospectus/Proxy Statements included in this Registration Statement on Form N-14 of the Liberty Variable Investment Trust. We also consent to the references to us under the heading "Representations and Warranties" in Appendix A, where applicable, and Appendix B - "Agreement and Plan of Reorganization" (paragraph 4.1(f)) in such Combined Prospectus/Proxy Statements. We further consent to the references to us under the headings "Financial Highlights..." in such Combined Prospectus/Proxy Statements and "Independent Accountants, Independent Auditors and Financial Statements" in the Liberty Variable Investment Trust Statement of Additional Information included in this Registration Statement.


                                                         ERNST & YOUNG LLP


Boston, Massachusetts
November 14, 2002